SunCoke Energy, Inc. Special Executive Severance Plan Exhibit 10.8 ==================================================================== SUNCOKE ENERGY, INC. SPECIAL EXECUTIVE SEVERANCE PLAN (Effective as of December 8, 2021)

SunCoke Energy, Inc. Special Executive Severance Plan Page 1 of 15 SUNCOKE ENERGY, INC. SPECIAL EXECUTIVE SEVERANCE PLAN ARTICLE I DEFINITIONS 1.1. “Annual Compensation” shall mean a Participant’s annual base salary as in effect immediately prior to the Change in Control, or, if greater, immediately prior to the Employment Termination Date, plus the greater of (x) the Participant’s annual guideline (target) bonus as in effect immediately before the Change in Control or, if higher, the Employment Termination Date, or (y) the average annual bonus awarded to the Participant with respect to the three years ending before the Change in Control or, if higher, with respect to the three years ending before the Employment Termination Date. 1.2. “Affiliate” shall mean any entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with SunCoke Energy, Inc. 1.3. “Benefit” or “Benefits” shall mean any or all of the benefits that a Participant is entitled to receive pursuant to Article IV of the Plan. 1.4. “Benefit Extension Period” shall mean, for each Participant, two years. 1.5. “Board of Directors” shall mean the Board of Directors of SunCoke Energy, Inc. 1.6. “Business Combination” shall have the meaning provided herein at Section 1.7(c). 1.7. “Change in Control” shall mean the occurrence of any of the following events: (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either: (i) the then-outstanding shares of common stock of SunCoke Energy, Inc. (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of SunCoke Energy, Inc. entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 1.7(a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from SunCoke Energy, Inc., (B) any acquisition by SunCoke Energy, Inc., (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by SunCoke Energy, Inc. or any company controlled by, controlling or under common control with SunCoke Energy, Inc., or (D) any acquisition by any entity pursuant to a transaction that complies with Sections 1.7(c)(1), (c)(2) and (c)(3) of this definition;

SunCoke Energy, Inc. Special Executive Severance Plan Page 2 of 15 (b) Individuals who, as of the date that the plan becomes effective, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the shareholders of SunCoke Energy, Inc., was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; (c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving SunCoke Energy, Inc. or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of SunCoke Energy, Inc., or the acquisition of assets or stock of another entity by SunCoke Energy, Inc. or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns SunCoke Energy, Inc. or all or substantially all of the assets of SunCoke Energy, Inc., either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of SunCoke Energy, Inc. or such corporation resulting from such Business Combination or any of their respective subsidiaries) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such Business Combination; or (d) Approval by the shareholders of SunCoke Energy, Inc. of a complete liquidation or dissolution of SunCoke Energy, Inc.

SunCoke Energy, Inc. Special Executive Severance Plan Page 3 of 15 1.8. “Chief Executive Officer” shall mean the individual serving as the Chief Executive Officer of SunCoke Energy, Inc. as of the date of reference. 1.9. “Code” shall mean the Internal Revenue Code of 1986, as amended. 1.10. “Committee” shall mean the administrative committee designated pursuant to Article VI of the Plan to administer the Plan in accordance with its terms. 1.11. “Company” shall mean SunCoke Energy, Inc., and any Affiliate. 1.12. “Company Service” shall mean, for purposes of determining Benefits available to any Participant in this Plan, the total aggregate recorded length of such Participant’s service with SunCoke Energy, Inc. or any Affiliate (while it is an Affiliate). Company Service shall commence with the Participant’s initial date of employment with the Company, and shall end with such Participant’s death, retirement, or termination for any reason. Company Service also shall include: (a) all periods of approved leave of absence (civil, family, medical, military, or Olympic); provided, however, that the Participant returns to work within the prescribed time following the leave; (b) any break in service of thirty (30) days or less; and (c) any service credited under applicable Company policies with respect to the length of a Participant’s employment by any non-affiliated entity that subsequently becomes an Affiliate or part of the operations of the Company. 1.13. “Disability” shall mean any illness, injury or incapacity of such duration and type as to render a Participant eligible to receive long-term disability benefits under the applicable broad- based long-term disability program of the Company. 1.14. “Compensation Committee” shall mean the compensation committee of the Board of Directors. 1.15. “Employment Termination Date” shall mean the date on which a Participant separates from service as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations issued thereunder. 1.16. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended. 1.17. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended. 1.18. “Incumbent Board” shall have the meaning provided herein at Section 1.7(b). 1.19. “Involuntary Plan” shall mean the SunCoke Energy, Inc. Executive Involuntary Severance Plan.

SunCoke Energy, Inc. Special Executive Severance Plan Page 4 of 15 1.20. “Just Cause” shall mean: (a) the willful and continued failure of the Participant to substantially perform the Participant’s duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness or following notice of employment termination by the Participant pursuant to Section 1.26(b)), after a written demand for substantial performance is delivered to the Participant by the Board of Directors or the Chief Executive Officer that specifically identifies the manner in which the Board of Directors or the Chief Executive Officer believes that the Participant has not substantially performed the Participant’s duties, or (b) the willful engaging by the Participant in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company. For purposes of this Section 1.20, no act, or failure to act, on the part of the Participant shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company. 1.21. “Outstanding Company Common Stock” shall have the meaning provided herein at Section 1.7(a). 1.22. “Outstanding Company Voting Stock” shall have the meaning provided herein at Section 1.7(a). 1.23. “Participant” shall mean any individual officer or executive designated by the Chief Executive Officer of the Company on or before the occurrence of any Change in Control; provided, however, that such individual is employed by the Company on or before such Change in Control. For purposes of Section 4.6 of this Plan, each former officer or executive designated by the Chief Executive Officer also shall be a Participant. 1.24. “Person” shall have the meaning provided herein at Section 1.7(a). 1.25. “Plan” shall mean the SunCoke Energy, Inc. Special Executive Severance Plan, as set forth herein, and as the same may from time to time be amended. 1.26. “Qualifying Termination” of the employment of a Participant shall mean any of the following: (a) a termination of employment by the Company within two (2) years after a Change in Control, other than for Just Cause, death or Disability; (b) a termination of employment by the Participant within two (2) years after a Change in Control for one or more of the following reasons: (i) the assignment to such Participant of any duties inconsistent in a way significantly adverse to such Participant, with such Participant’s positions, duties,

SunCoke Energy, Inc. Special Executive Severance Plan Page 5 of 15 responsibilities and status with the Company immediately prior to the Change in Control, or a significant reduction in the duties or responsibilities held by the Participant immediately prior to the Change in Control, or a significant change in the Participant’s reporting responsibilities, title or offices as in effect immediately prior to the Change in Control that is adverse to the Participant, in each case except in connection with such Participant’s termination of employment by the Company for Just Cause; or (ii) a material reduction in the Participant’s (A) annual base salary or (B) total annual compensation opportunity, from such base salary or total annual compensation opportunity in effect immediately prior to the Change in Control; or (iii) the Company requires the Participant to be based anywhere other than the Participant’s present work location or a location within thirty-five (35) miles from the present location; or the Company requires the Participant to travel on Company business to an extent substantially more burdensome than such Participant’s travel obligations during the period of twelve (12) consecutive months immediately preceding the Change in Control; or (iv) the Company fails to obtain a satisfactory agreement from any successor to assume and perform this Plan, as contemplated by Section 10.11 hereof, or (v) any other action or inaction that constitutes a material breach by the Company of this Plan with respect to such Participant, (each of clauses (i) through (v), a “Good Reason Event”); provided, however, that in the case of any such termination of employment by the Participant under this subparagraph (b), such termination shall not be deemed to be a Qualifying Termination unless (x) Participant has notified the Company in writing describing the occurrence of one or more Good Reason Events within sixty (60) days of such occurrence, (y) the Company fails to cure such Good Reason Event within thirty (30) days after its receipt of such written notice and (z) the termination of employment occurs within one hundred twenty (120) days after the occurrence of the applicable Good Reason Event. 1.27. “SunCoke Energy, Inc.” shall mean SunCoke Energy, Inc., a Delaware corporation, and any successor thereto by merger, consolidation, liquidation or purchase of assets or stock or similar transaction. ARTICLE II BACKGROUND, PURPOSE AND TERM OF PLAN 2.1. Background. SunCoke Energy, Inc. maintains this Plan for the purpose of providing severance allowances to Participants whose employment is terminated in connection with or following a Change in Control. This amendment and restatement of the Plan shall be effective as of December 8, 2021. 2.2. Purpose of the Plan. The Plan, as set forth herein, has been adopted by the Board of Directors, or a committee thereof, delegated such responsibility, acting in its sole discretion, in recognition that the possibility of a major transaction or a Change in Control exists and that such

SunCoke Energy, Inc. Special Executive Severance Plan Page 6 of 15 possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of key management personnel to the detriment of the Company. The Board of Directors has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of Participants, as key members of Company’s management, to their assigned duties without distraction. 2.3. Term of the Plan. The Plan will continue until such time as the Board of Directors, or a committee thereof, delegated such responsibility, acting in its sole discretion, elects to modify, supersede or terminate it; provided, however, that no such action taken after a Change in Control, or before, but in connection with, a Change in Control, may terminate or reduce the benefits or prospective benefits of any individual who is a Participant on the date of the action without the express written consent of the Participant. ARTICLE III PARTICIPATION AND ELIGIBILITY FOR BENEFITS 3.1. General Requirements. Participants shall be designated in accordance with Section 1.23. Except with respect to the benefits and payments under Section 4.6, in order to receive a Benefit under this Plan, a Participant’s employment must have been terminated as a result of a Qualifying Termination. 3.2. Qualifying Termination. The Committee shall determine whether any termination of a Participant is a Qualifying Termination. The Participant shall follow the procedures described in Article IX for presenting his or her claim for Benefits under this Plan. ARTICLE IV BENEFITS 4.1. Amount of Immediate Cash Benefit; Qualifying Termination. In the event of a termination of employment that would qualify the Participant for Benefits that is a Qualifying Termination, the cash amount to be paid to a Participant eligible to receive Benefits under Section 3.1 hereof shall be paid as provided in Section 5.1 hereof and shall equal the sum of the following: (a) An amount equal to the Participant’s earned vacation (as determined under the Company’s applicable vacation policy as in effect at the time of the Change in Control) through his or her Employment Termination Date; (b) for each Participant, Annual Compensation multiplied by two (2); (c) In addition to the annual compensation benefit described in Section 4.1(b) hereof, a Participant in this Plan, who is also an “Eligible Employee” for purposes of the SunCoke Energy, Inc. Annual Incentive Plan, will be entitled to payment of the following amounts: (i) Prior Year Bonus. Such Participant whose Employment Termination Date occurs prior to April 1 of a calendar year will be entitled to the annual cash bonus payable pursuant to the SunCoke Energy, Inc. Annual Incentive Plan for the prior year, but only to the extent not yet paid.

SunCoke Energy, Inc. Special Executive Severance Plan Page 7 of 15 (ii) Pro-rated Current Year Bonus. Such Participant whose Employment Termination Date occurs between April 1 and December 31 of a calendar year will be entitled to a one-time portion of the current year target annual cash bonus for which the Participant is eligible pursuant to the SunCoke Energy, Inc. Annual Incentive Plan, pro-rated and adjusted for actual Company performance for the calendar year in which the Employment Termination Date occurs, in accordance with the terms and provisions of the SunCoke Energy, Inc. Annual Incentive Plan, based on such Participant’s salary or wages earned through the Employment Termination Date. The applicable pro rata portion will be equal to a fraction, the denominator of which will be 12, and numerator of which will be the number of full calendar months during the calendar year the Participant worked. Subject to Section 5.1 hereof, to the extent applicable, such prorated bonus will be paid on the customary payout date under the SunCoke Energy, Inc. Annual Incentive Plan. 4.2. Executive Severance Benefits. In the event that Benefits are paid under Section 4.1, the Participant shall continue to be entitled, through the end of his/her Benefit Extension Period, to those employee benefits, based upon the amount of coverage or benefits provided at the Change in Control, listed below: (a) Death benefits in an amount equal to one (1) times the Participant’s annual base salary at the Employment Termination Date (provided, however, that any supplemental coverages elected under the SunCoke Energy, Inc. Death Benefits Plan (or any similar plan of any of the following: a subsidiary or affiliate which has adopted this Plan; a corporation succeeding to the business of SunCoke Energy, Inc.; and/or any subsidiary or affiliate, by merger, consolidation or liquidation or purchase of assets or stock or similar transaction) will be discontinued under the terms of such plan or plans); and (b) Medical plan benefits (including dental coverage), with COBRA continuation eligibility beginning as of the end of the Benefit Extension Period. In each case, when contributions are required of all Executive Resource Employees at the time of the Participant’s Employment Termination Date, or thereafter, if required of all other active Executive Resource Employees, the Participant shall continue to be responsible for making the required contributions during the Benefit Extension Period in order to be eligible for the coverage. The difference between the cost for such medical plan benefits under Code Section 4980B and the amount of the necessary contributions that a Participant is required to pay for such coverage as provided above will be paid by the Company and considered imputed income to such Participant. Each Participant is responsible for the payment of income tax due as a result of such imputed income. Each Participant also shall be entitled to reasonable outplacement services during the Benefit Extension Period, at no cost to the Participant (but only to the extent such services are provided no later than the end of the second calendar year following the year of the Participant’s Employment Termination Date and are paid for directly by the Company no later than the end of the third calendar year following the year of the Participant’s Employment Termination Date), from an experienced third-party vendor selected by the Committee and consistent with vendors used in connection with the SunCoke Energy, Inc. Involuntary Termination Plan immediately before the Change in Control.

SunCoke Energy, Inc. Special Executive Severance Plan Page 8 of 15 4.3. Retirement and Savings Plans. This Plan shall not govern and shall in no way affect the Participant’s interest in, or entitlement to benefits under, any of the Company’s “qualified” or supplemental retirement plans, and payments received under any such plans shall not affect a Participant’s right to any Benefit hereunder. 4.4. Relationship to Involuntary Plan. If a Participant becomes entitled to receive severance benefits under this Plan, the Participant shall not be entitled to any benefits under the Involuntary Plan. 4.5. Effect on Other Benefits. There shall not be drawn from the continued provision by the Company of any of the aforementioned Benefits any implication of continued employment or of continued right to accrual of retirement benefits under the Company’s qualified or supplemental retirement plans, nor shall a terminated employee, except as otherwise provided under the terms of the Plan, accrue vacation days, paid holidays, paid sick days or other similar benefits normally associated with employment for any part of the Benefit Extension Period during which benefits are payable under this Plan. A Participant shall have no duty to mitigate with respect to Benefits under this Plan by seeking or accepting alternative employment. Further, the amount of any payment or benefit provided for in this Plan shall not be reduced by any compensation earned by the Participant as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Participant to the Company, or otherwise. 4.6. Legal Fees and Expenses. The Company also shall pay to the Participant (or the Participant’s representative) all legal fees and expenses incurred by or with respect to the Participant during his lifetime or within ten (ten) years after his death: (a) in disputing in good faith any issue relating a Qualifying Termination entitling the Participant to Benefits under this Plan (including any good faith dispute regarding whether or not a Qualifying Termination has occurred); or (b) in seeking in good faith to obtain or enforce any benefit or right provided by this Plan (or the payment of any Benefits through any trust established to fund Benefits under this Plan). Such payments shall be made as such fees and expenses are incurred by the Participant (or the Participant’s representative), but in no event later than five (5) business days after delivery of the Participant’s (or Participant’s representative’s) written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require. Notwithstanding the foregoing sentence, all such payments shall be made on or before the close of the calendar year following the calendar year in which the expense was incurred. The amount of expenses eligible for reimbursement under this provision in one calendar year may not affect the amount of expenses eligible for reimbursement under this provision in any other calendar year. The Participant (or Participant’s representative) shall reimburse the Company for such fees and expenses at such time as a court of competent jurisdiction, or another independent third party having similar authority, determines that the Participant’s claim was frivolously brought without reasonable expectation of success on the merits thereof. 4. 7. Excise Tax Reduction. If in connection with the Change in Control (i) a Participant would be or is subject to an excise tax under Section 4999 of the Internal Revenue Code (an “Excise Tax”) with respect to the Benefits, or any other cash, benefits or other property received,

SunCoke Energy, Inc. Special Executive Severance Plan Page 9 of 15 or any acceleration of vesting of any benefit or award (the “Change in Control Benefits”), and (ii) the total net after-tax amount of the Participant's Change in Control Benefits (after taking into account federal, state and local income and employment taxes and the Excise Tax) is less than the pre-tax Change in Control Benefits reduced to the largest amount that would not trigger the imposition of such Excise Tax, then the Participant's Benefits shall be so reduced so that no Excise Tax is imposed. Within 15 days after the Participant's termination of employment, a nationally recognized accounting firm selected by the Company shall make a determination as to whether any Excise Tax would be reported with respect to the Change in Control Benefits and, if so, the amount of the Excise Tax, the total net after-tax amount of the Change in Control Benefits (after taking into account federal, state and local income and employment taxes and the Excise Tax) and the amount of reduction to the Change in Control Benefits necessary to avoid such Excise Tax. To the extent permitted by Section 409A of the Internal Revenue Code of 1986, as amended (“Code Section 409A”), the Participant shall determine the particular Change in Control Benefits to be reduced, and the Company shall provide the Participant with such information as is necessary to make such determination. The Company shall be responsible for all fees and expenses connected with the determinations by the accounting firm pursuant to this Section 4. 7. The Participant agrees to notify the Company in the event of any audit or other proceeding by the IRS or any taxing authority in which the IRS or other taxing authority asserts that any Excise Tax should be assessed against the Participant and to cooperate with the Company in contesting any such proposed assessment with respect to such Excise Tax. ARTICLE V METHOD AND DURATION OF BENEFIT PAYMENTS 5.1. Method of Payment. Subject to the last sentence of Section 5.1, the cash Benefits to which a Participant is entitled, as determined pursuant to Article IV hereof, shall be paid in a lump sum. Payment shall be made by mailing to the last address provided by the Participant to the Company. In general, subject to the last sentence of this Section 5.1, payment shall be made within fifteen (15) days after the Participant’s Employment Termination Date but in no event later than thirty (30) days thereafter; provided, however, that payment of any Benefits under any provision of the Plan that are deferred compensation for purposes of Code Section 409A to any Participant who is a specified employee determined in accordance with Code Section 409A (a “Specified Employee”) to the extent required by Code Section 409A shall be paid in a lump sum on the later of the date such payments are due or the date that is six months after the Participant’s Employee Termination Date. In the event the Company should fail to pay when due the amounts described in Article IV (determined without regard to the payment delay to Specified Employees required by Code Section 409A), the Participant shall also be entitled to receive from the Company an amount representing interest on any unpaid or untimely amounts from the due date (determined without regard to the payment delay to Specified Employees required by Code Section 409A) to the date of payment at a rate equal to the prime rate of Citibank, N.A. as in effect from time to time after such due date. Notwithstanding anything to the contrary contained in this Plan, if (x) a Participant also participates in the Involuntary Plan and (y) the Change in Control does not constitute a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation” within the meaning of Section 409A(a)(2)(A)(v) of the Code, then payment of the cash Benefits

SunCoke Energy, Inc. Special Executive Severance Plan Page 10 of 15 provided under Section 4.1(b) of the Plan shall be made in equal monthly installments in accordance with Section 5.1 of the Involuntary Plan and during a number of months equal to the number of months that would apply to such Participant based on Section 1.5(b) of the Involuntary Plan. 5.2. Payments After Death. The Participant’s estate shall receive any Benefits due hereunder in the event of the Participant’s death prior to the receipt of all such Benefits. ARTICLE VI ADMINISTRATION 6.1. Appointment of the Committee. The Committee shall consist of three (3) or more persons appointed by the Compensation Committee. Committee members may be, but need not be, employees of SunCoke Energy, Inc. Following a Change in Control, the individuals most recently so appointed to serve as members of the Committee before the Change in Control, or successors whom they approve, shall continue to serve as the Committee. 6.2. Tenure of the Committee. Before a Change in Control, Committee members shall serve at the pleasure of the Compensation Committee and may be discharged, with or without cause, by the Compensation Committee. Committee members may resign at any time on ten (10) days’ written notice. 6.3. Authority and Duties. It shall be the duty of the Committee, on the basis of information supplied to it by the Company, to determine the eligibility of each Participant for Benefits under the Plan, to determine the amount of Benefit to which each such Participant may be entitled, and to determine the manner and time of payment of the Benefit consistent with the provisions hereof. In addition, the exercise of discretion by the Committee need not be uniformly applied to similarly situated Participants. The Company shall make such payments as are certified to it by the Committee to be due to Participants. The Committee shall have the full power and authority to construe, interpret and administer the Plan, to correct deficiencies therein, and to supply omissions. Except as provided in Section 9.2, all decisions, actions and interpretations of the Committee shall be final, binding and conclusive upon the parties. 6.4. Action by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business at a meeting of the Committee. Any action of the Committee may be taken upon the affirmative vote of a majority of the members of the Committee at a meeting, or at the direction of the chairperson, without a meeting by mail, telegraph, telephone or electronic communication device; provided that all of the members of the Committee are informed of their right to vote on the matter before the Committee and of the outcome of the vote thereon. 6.5. Officers of the Committee. The Compensation Committee shall designate one of the members of the Committee to serve as chairperson thereof. The Compensation Committee shall also designate a person to serve as Secretary of the Committee, which person may be, but need not be, a member of the Committee.

SunCoke Energy, Inc. Special Executive Severance Plan Page 11 of 15 6.6. Compensation of the Committee. Members of the Committee shall receive no compensation for their services as such. However, all reasonable expenses of the Committee shall be paid or reimbursed by the Company upon proper documentation. The Company shall indemnify members of the Committee against personal liability for actions taken in good faith in the discharge of their respective duties as members of the Committee and shall provide coverage to them under the Company’s Liability Insurance program(s). 6.7. Records, Reporting and Disclosure. The Committee shall keep all individual and group records relating to Participants and former Participants and all other records necessary for the proper operation of the Plan. Such records shall be made available to the Company and to each Participant for examination during business hours except that a Participant shall examine only such records as pertain exclusively to the examining Participant and to the Plan. The Committee shall prepare and shall file as required by law or regulation, all reports, forms, documents and other items required by ERISA, the Internal Revenue Code, and every other relevant statute, each as amended, and all regulations thereunder (except that the Company, as payor of the Benefits, shall prepare and distribute to the proper recipients all forms relating to withholding of income or wage taxes, Social Security taxes, and other amounts which may be similarly reportable). 6.8. Actions of the Chief Executive Officer. Whenever a determination is required of the Chief Executive Officer under the Plan, such determination shall be made solely at the discretion of the Chief Executive Officer. In addition, the exercise of discretion by the Chief Executive Officer need not be uniformly applied to similarly situated Participants and shall be final and binding on each Participant or beneficiary(ies) to whom the determination is directed. 6.9. Bonding. The Committee shall arrange any bonding that may be required by law, but no amount in excess of the amount required by law (if any) shall be required by the Plan. ARTICLE VII AMENDMENT AND TERMINATION 7.1. Amendment, Suspension and Termination. The Company, acting through the Board of Directors, retains the right, at any time and from time to time, to amend, suspend or terminate the Plan in whole or in part, for any reason, and without either the consent of or the prior notification to any Participant. Notwithstanding the foregoing, no such action that is taken after a Change in Control or before, but in connection with, a Change in Control, may terminate or reduce the benefits or prospective benefits of any Participant on the date of such action without the express written consent of the Participant. No amendment, suspension or termination shall give the Company the right to recover any amount paid to a Participant prior to the date of such action or to cause the cessation and discontinuance of payments of Benefits to any person or persons under the Plan already receiving Benefits. The Board of Directors shall have the right to delegate its authority and powers hereunder, or any portion thereof, to any committee of the Board of Directors, and shall have the right to rescind any such delegation in whole or in part.

SunCoke Energy, Inc. Special Executive Severance Plan Page 12 of 15 ARTICLE VIII DUTIES OF THE COMPANY 8.1. Records. The Company shall supply to the Committee all records and information necessary to the performance of the Committee’s duties. 8.2. Payment. The Company shall make payments from its general assets to Participants and shall provide the Benefits described in Article IV hereof in accordance with the terms of the Plan, as directed by the Committee. ARTICLE IX CLAIMS PROCEDURES 9.1. Application for Benefits. Benefits shall be paid by the Company following an event that qualifies the Participant for Benefits. In the event a Participant believes himself/herself eligible for Benefits under this Plan and Benefit payments have not been initiated by the Company, the Participant may apply for such Benefits by requesting payment of Benefits in writing from the Committee. 9.2. Appeals of Denied Claims for Benefits. In the event that any claim for Benefits is denied in whole or in part, the Participant (or beneficiary, if applicable) whose claim has been so denied shall be notified of such denial in writing by the Committee, within thirty (30) days following submission by the Participant (or beneficiary, if applicable) of such claim to the Committee. The notice advising of the denial shall specify the reason or reasons for denial, make specific reference to pertinent Plan provisions, describe any additional material or information necessary for the claimant to perfect the claim (explaining why such material or information is needed), and shall advise the Participant of the procedure for the appeal of such denial. All appeals shall be made by the following procedure: (a) The Participant whose claim has been denied shall file with the Committee a notice of desire to appeal the denial. Such notice shall be filed within sixty (60) days of notification by the Committee of the claim denial, shall be made in writing, and shall set forth all of the facts upon which the appeal is based. Appeals not timely filed shall be barred. (b) The Committee shall, within thirty (30) days of receipt of the Participant’s notice of appeal, establish a hearing date on which the Participant may make an oral presentation to the Committee in support of his/her appeal. The Participant shall be given not less than ten (10) days’ notice of the date set for the hearing. (c) The Committee shall consider the merits of the claimant’s written and oral presentations, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Committee shall deem relevant. If the claimant elects not to make an oral presentation, such election shall not be deemed adverse to his/her interest, and the Committee shall proceed as set forth below as though an oral presentation of the contents of the claimant’s written presentation had been made.

SunCoke Energy, Inc. Special Executive Severance Plan Page 13 of 15 (d) The Committee shall render a determination upon the appealed claim, within sixty (60) days of the hearing date, which determination shall be accompanied by a written statement as to the reasons therefor. ARTICLE X MISCELLANEOUS 10.1. Nonalienation of Benefits. None of the payments, benefits or rights of any Participant shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee’s process, or any other legal or equitable process available to any creditor of such Participant. No Participant shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he/she may expect to receive, contingently or otherwise, under this Plan. 10.2. No Contract of Employment. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Participant, or any person whosoever, the right to be retained in the service of the Company, and all Participants shall remain subject to discharge to the same extent as if the Plan had never been adopted. 10.3. Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included. 10.4. Successors, Heirs, Assigns, and Personal Representatives. This Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant, present and future. 10.5. Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan. 10.6. Gender and Number. Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa. 10.7. Unfunded Plan. The Plan shall not be funded. A Participant’s right to receive payment of Benefits hereunder shall be no greater than the right of any unsecured creditor of the Company. The Company may, but shall not be required to, set aside or earmark an amount necessary to provide the Benefits specified herein (including the establishment of trusts). In any event, no Participant shall have any right to, or interest in, any assets of the Company which may be applied by the Company to the payment of Benefits except as may be provided pursuant to the terms of any trust established by the Company to provide Benefits. 10.8. Payments to Incompetent Persons, Etc. Any Benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed

SunCoke Energy, Inc. Special Executive Severance Plan Page 14 of 15 paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Company, the Committee and all other parties with respect thereto. 10.9. Lost Payees. A Benefit shall be deemed forfeited if the Committee is unable to locate a Participant to whom a Benefit is due. Such Benefit shall be reinstated if application is made by the Participant for the forfeited Benefit while this Plan is in operation. 10.10. Controlling Law. This Plan shall be construed and enforced according to the laws of the State of Delaware to the extent not preempted by federal law, without giving effect to principles of conflicts of law. 10.11. Successor Employer. The Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Company, expressly and unconditionally to assume and agree to perform the Company’s obligations under this Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. In such event, the term “Company” shall mean the Company and any successor or assignee to the business or assets which by reason hereof becomes bound by the terms and provisions of this Plan. 10.12. Code Section 409A. This Plan is intended to comply with the requirements of Code Section 409A or an exemption or exclusion therefrom and, with respect to amounts that are subject to Code Section 409A, shall in all respects be administered in accordance with Code Section 409A; provided, however, that the Company makes no representations that Benefits under the Plan shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to Benefits under the Plan and shall not be liable for any penalties or costs to a Participant resulting from the application of Code Section 409A to Benefits hereunder. Each payment under this Plan shall be treated as a separate payment for purposes of Code Section 409A. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under this Agreement. Notwithstanding anything to the contrary in this Plan, all reimbursements and in-kind benefits provided under this Plan shall be made or provided in accordance with the requirements of Section 409A of the Code, including, where applicable, the requirement that: (a) any reimbursement is for expenses incurred during the Participant’s lifetime (or during a shorter period of time specified in this Plan); (b) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year, except, if such benefits consist of the reimbursement of expenses referred to in Section 105(b) of the Code, a maximum, if provided under the terms of the plan providing such medical benefit, may be imposed on the amount of such reimbursements over some or all of the period in which such benefit is to be provided to the Participant as described in Treasury Regulation Section 1.409A- 3(i)(iv)(B); (c) the reimbursement of an eligible expense will be made no later than the last day of the calendar year following the year in which the expense is incurred, provided that the Participant shall have submitted an invoice for such fees and expenses at least ten (10) days

SunCoke Energy, Inc. Special Executive Severance Plan Page 15 of 15 before the end of the calendar year next following the calendar year in which such fees and expenses were incurred; and (d) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.